UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 17, 2006

CKX, INC.
(Exact name of registrant as specified in charter)

Delaware	0-17436	27-0118168
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

	650 Madison Avenue	10022
	New York, New York	(Zip Code)
(Address of principal
executive offices)

Registrant’s telephone number, including area code: (212) 838-3100

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐               Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐               Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐               Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐               Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

CURRENT REPORT ON FORM 8-K

CKX, INC.

August 16, 2006

Item 8.01 Other Events

On August 17, 2006, CKX, Inc. (“CKX” or the “Company”) announced that, together with its subsidiary, Elvis Presley Enterprises, it has reached an agreement with Cirque du Soleil and MGM MIRAGE (“MGM”) to create a permanent Elvis Presley show at MGM’s CityCenter hotel/casino, which is currently under construction in Las Vegas.  The new Elvis Presley show is expected to open with the CityCenter hotel/casino in November 2009.

The Elvis Presley show will be an original live production based on the life and music of Elvis Presley and will combine live musicians and singers, circus arts, projections, dance, martial arts and the latest in multimedia sound and lighting technology.  The show will be housed in a specially designed theater at MGM’s new CityCenter hotel/casino. MGM has agreed to be responsible for the construction of the new theatre, which is expected to have a capacity of approximately 1,800 seats. In addition to the Elvis Presley show, the parties have agreed that the CityCenter will include a boutique for the sale of Elvis Presley related merchandise, as well as merchandise related to the new Elvis Presley show and Cirque du Soleil.

CKX and Cirque du Soleil have each agreed to pay one-half of the creative development and production costs of the new Elvis Presley show.  CKX expects its portion of the investment to be approximately $24 million, with the largest amount expected to be funded in the later stages of development. Based on the past performance of existing Cirque du Soleil shows in Las Vegas (not including the recently opened “LOVE”), CKX believes that the new Elvis Presley show will generate approximately $15 million in incremental annual cash flow to CKX (without adjusting for inflation) commencing with the opening of the show and continuing for a minimum of 10 years.

The CityCenter will be located on 66 acres on the Las Vegas strip between the Bellagio and Monte Carlo resorts and is expected to include a 60-story, 4,000-room hotel/casino, two 400-room non-gaming hotels, 500,000 square feet of retail shops, dining and entertainment venues and approximately 2,800 luxury condominiums.

The agreement for the Elvis Presley Las Vegas show is another step in the creative partnership between CKX and Cirque du Soleil.  On May 18, 2006, the parties entered into a worldwide arrangement for the exclusive creation, development, production, promotion and ownership of certain Elvis Presley projects, featuring touring and permanent shows, as well as multimedia interactive “Elvis Experiences.”  Under the worldwide agreement, CKX and Cirque du Soleil expect by 2008 to open at least one touring Elvis Presley show in Europe and/or Asia and one “Elvis Experience” outside of the United States. Beginning in 2009, the parties expect that at least one Elvis Presley project will be opened in each of the next six years.

Certain statements in this Current Report on Form 8-K (this “Form 8-K”) constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are not historical facts but rather reflect the Company’s current expectations concerning future results and events. The words “believes,” “expects,” “intends,” “plans,” “anticipates,” “hopes,” “likely,” “will,” and similar expressions identify such forward-looking statements. Such forward-looking statements involve known and unknown risks, uncertainties and other important factors that could cause the actual financial and operating results, performance or achievements of the Company or entities in which the Company has interests (including with respect to the Elvis Presley show), or industry results, to differ materially from future results, performance or achievements expressed or implied by such forward-looking statements.

Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management’s view only as of the date of this Form 8-K. The Company undertakes no obligation to publicly release the result of any revisions to these forward-looking statements that may be made to reflect events or circumstance after the date hereof or to reflect the occurrence of unanticipated events, conditions or circumstances.

Item 9.01: Financial Statements and Exhibits.

(c)           The following Exhibit is filed with this Current Report on Form 8-K:

Exhibit No.	Description
99.1	Press Release issued by the Company dated August 17, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CKX, INC.

BY:	/s/ Thomas P. Benson
Name:	Thomas P. Benson
Title:	Chief Financial Officer and Executive Vice President

DATE: August 17, 2006

INDEX TO EXHIBITS

Exhibit No.	Description
99.1	Press Release issued by the Company dated August 17, 2005